Exhibit 10.29
DIRECTOR FORM
STOCK OPTION AGREEMENT
     THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of         , between Ancestry.com Inc., a Delaware corporation (the “Company”), and          (“Director”).
     The Company and Director desire to enter into this Agreement whereby the Company will grant Director the options specified herein to acquire certain shares of the Company’s Common Stock. Defined terms used in this Agreement without definition will have the meanings ascribed thereto in the Company’s 2008 Stock Purchase and Option Plan (the “Plan”), a copy of which is attached hereto as Exhibit A. In the event a provision of this Agreement is inconsistent or conflicts with the provisions of the Plan, the provisions of the Plan will govern and prevail.
     The parties hereto agree as follows:
     1. Plan Acknowledgment. Each of the undersigned agree that this Agreement has been executed and delivered, and the stock options have been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Director and, except as otherwise specified herein, pursuant to each of the terms and conditions of the Plan.
     2. Option.
     (a) Option Grant. The Company hereby grants to Director, pursuant to the Plan, an option (the “Option”) to purchase up to            shares of Common Stock, at an exercise price per share of $         (the “Option Price”). The Option Price and the number of Option Shares issuable upon exercise of the Option will be equitably adjusted for any share split, share dividend, reclassification or recapitalization of the Common Stock which occurs subsequent to the date of this Agreement. The Option will expire on the close of business on the tenth anniversary of the date of this Agreement, subject to earlier expiration in connection with the termination of Director’s employment with the Company or any of its Subsidiaries, as provided in Section 2(c) below.
     (b) Exercisability. On each date set forth below, the Option described in Section 2(a) above will have vested and become exercisable with respect to the cumulative percentage of Option Shares set forth in the following paragraph if Director is, and has continuously been, employed by the Company or any of its Subsidiaries from the date of this Agreement through such date. For purpose of this Agreement, “Vesting Commencement Date” means .
Twenty-five percent (25%) of the Option Shares shall vest on the first anniversary of the Vesting Commencement Date and 1/48th of the Option Shares shall vest each month thereafter on the same day of the month as the Vesting Commencement Date; provided that unless terminated earlier, all Option Shares will vest and become exercisable upon the occurrence of a Change of Control.
When used in this subsection (b), “Change in Control” means any of the following:

(1) An acquisition by any person (excluding one or more of the Company, any Affiliate of the Company, or an employee benefit plan of the Company (collectively, “Excluded Persons”)) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or a pecuniary interest in (either comprising “ownership of”) more than 50% of the Common Stock or voting securities entitled to then vote generally in the election of directors of the Company (“Voting Stock”), after giving effect to any new issue in the case of an acquisition from the Company; or
(2) Consummation of a merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company’s consolidated assets as an entirety (collectively, a “Business Combination”), other than a Business Combination (A) in which all or substantially all of the holders of Voting Stock hold or receive directly or indirectly 50% or more of the voting stock of the entity resulting from the Business Combination (or a parent company), and (B) after which no person (other than any one or more of the Excluded Persons) owns more than 50% of the voting stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that amount of Voting Stock immediately before the Business Combination, and (C) after which one or more Excluded Persons own an aggregate number of shares of the voting stock at least equal to the aggregate number of shares of voting stock owned by any other person who is not an Excluded Person (except for any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act), if any, and who owns more than 50% of the voting stock; or
(3) During any period of two consecutive years, individuals who at the beginning of such period constituted the Company’s board of directors and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in the previous two paragraphs of this definition) whose appointment, election, or nomination for election was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s board of directors; or
     (4) The complete liquidation or dissolution of the Company.
     (c) Early Expiration of Option. Notwithstanding any provision herein to the contrary, any portion of the Option granted hereunder that has not vested and become exercisable prior to the Employment Termination Date will expire on the Employment Termination Date and may not be exercised under any circumstance. Any portion of the Option granted hereunder which has vested and become exercisable prior to the Employment Termination Date will expire on the earlier to occur of (i) ninety (90) days after the Employment Termination Date and (ii) the close of business on the tenth anniversary of the date of this Agreement.
     (d) Procedure for Exercise. At any time after all or any portion of the Options granted hereunder have become exercisable with respect to any Option Shares and prior to the close of business on the tenth anniversary of the date of this Agreement, Director may exercise all or any portion of the Option granted hereunder with respect to Option Shares vested pursuant to Section 2(b) above by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Director has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Director regarding the Company and its Subsidiaries, (ii) payment in full by delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds to the Company in the amount equal to the number of Option Shares to be acquired multiplied by the option exercise price, (iii) an executed consent from Director’s spouse (if any) in the form of Exhibit 1 attached to the Plan and (iv) executed joinders to that certain Stockholders Agreement, dated as of December 5, 2007, by and among the Company and its stockholders and that certain Registration Rights Agreement, dated as of December 5, 2007, by and among the Company and its stockholders. As a condition to any exercise of the Option, Director will permit the Company to deliver to him or her all financial and other information regarding the Company and its Subsidiaries which it believes is necessary to enable Director to make an informed investment decision. If, at any time subsequent to the date Director exercises any portion of the Option granted hereunder and prior to the occurrence of a Termination Event, Director becomes legally married (whether in the first instance or to a different spouse), Director shall cause Director’s spouse to execute and deliver to the Company a consent in the form of Exhibit 1 attached to the Plan. Director’s failure to deliver the Company an executed consent in the form of Exhibit 1 to the Plan at any time when Director would otherwise be required to deliver such consent shall constitute Director’s continuing representation and warranty that Director is not legally married as of such date.
     (e) Securities Laws Restrictions. Director represents that when Director exercises any portion of the Option he or she will be purchasing the Option Shares represented thereby for Director’s own account and not on behalf of others. Director understands and acknowledges that federal, state and foreign securities laws govern and restrict Director’s right to offer, sell or otherwise dispose of any Option Shares unless Director’s offer, sale or other disposition thereof is registered under the Securities Act and federal, state and foreign securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. Director agrees that he or she will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under applicable securities law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other applicable securities law. Director further understands that the certificates for any Option Shares which Director purchases will bear the legend set forth in the Plan or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.
     (f) Limited Transferability of the Option. The Option granted hereunder is personal to Director and is not transferable by Director except pursuant to the laws of descent or distribution and pursuant to the Plan. Only Director or his or her legal guardian or representative may exercise the Option granted hereunder.
     (g) Section 83(b) Election. Within thirty (30) days after Director has exercised any portion of the Option, in the event Director is subject to United States federal income tax, Director may make an effective election with the Internal Revenue Service under Section 83(b)

of the Code relative to the Option Shares received by Director pursuant to the exercise of such portion of the Option.
     3. Director’s Representations. Director hereby represents and warrants to the Company as follows:
     (a) the execution, delivery and performance of this Agreement by Director does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Director is a party or by which he or she is bound;
     (b) except as disclosed to the Company in writing, Director is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity (other than the Company or any of its Affiliates);
     (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Director, enforceable in accordance with its terms; and
     (d) Director has consulted with (or has had an opportunity to consult with) independent legal counsel regarding his or her rights and obligations under this Agreement (including, without limitation, the Plan) and that he or she fully understands the terms and conditions contained herein and therein.
     4. Notices. Any notices required or permitted under this Agreement or the Plan will be delivered in accordance with the requirements of the Plan.
     5. Third Party Beneficiaries; Successors and Assigns. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement and the Plan. Except as otherwise provided herein, this Agreement and the Plan shall bind and inure to the benefit of and be enforceable by Director, the Company, the Investors and their respective heirs, successors and assigns (including subsequent holders of Employee Shares); provided that the rights and obligations of Director under this Agreement and the Plan shall not be assignable except in connection with a permitted transfer of Employee Shares in accordance with the Plan.
     6. Complete Agreement. This Agreement and the Plan and the other documents referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     7. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
     8. Counterparts. This Agreement may be executed in separate counterparts, each of which may be delivered via facsimile and is deemed to be an original, and all of which taken together constitute one and the same agreement.

     9. Governing Law. This Agreement will be subject to the Governing Law provisions of the Plan as if fully set forth in this Agreement.
     10. Remedies. Each of the parties to this Agreement will be entitled to any of the remedies specified in the Plan.
     11. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Board and Director, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
     12. Tax Treatment. Neither party makes any representations or warranties to the other party with respect to the tax treatment of the transactions contemplated hereby.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ANCESTRY.COM INC.
By:
Timothy Sullivan
President

DIRECTOR:

EXHIBIT A
2008 Stock Purchase and Option Plan